                              AMENDED AND RESTATED
                               SECURITY AGREEMENT

                 This AMENDED AND RESTATED SECURITY AGREEMENT dated as of March 22, 1995 (the "Agreement") among MICROCOM, INC., a Massachusetts corporation (the "Company"), SILICON VALLEY BANK, as agent for the benefit of Silicon Valley Bank and BayBank (together with its successors in such capacity, the "Agent"), SILICON VALLEY BANK, as lender ("SVB"), and BAYBANK, as lender ("BayBank"),

                              W I T N E S S E T H:

                 WHEREAS, the Company and SVB entered into to a commitment letter dated as of May 29, 1991, as amended by letter amendments dated as of May 29, 1992, September 30, 1992, June 14, 1993 and August 20, 1993 (as amended, the "Commitment Letter"), providing for extensions of credit to be made by SVB to the Company;

                 WHEREAS, in order to induce SVB to enter into the Commitment Letter, the Company entered into a security agreement dated as of August 20, 1993 (as heretofore amended, the "1993 Security Agreement"), by which it granted SVB a continuing security interest in and to certain collateral to secure its obligations to SVB, including, without limitation, the Company's obligations under a promissory note issued by the Company to SVB pursuant to the Commitment Letter (as heretofore amended, supplemented, extended and restated, the "Original SVB Note");

                 WHEREAS, the Company and SVB entered into a credit agreement dated as of May 1, 1994 that amended and restated the Commitment Letter in its entirety (as amended by letter amendments dated as of September 28, 1994, November 2, 1994 and December 16, 1994, the "1994 Credit Agreement");

                 WHEREAS, the obligations of the Company to SVB under the 1994 Credit Agreement and the Original SVB Note continue to be secured by certain collateral pursuant to the 1993 Security Agreement;

                 WHEREAS, SVB and BayBank (each a "Lender" and, together, the "Lenders") have entered into an amended and restated credit agreement with the Company, dated as of the date hereof (the "Credit Agreement"), which appoints SVB to serve as Agent (as defined therein) on behalf of the Lenders in connection with obligations that the Company has incurred, or is expected to incur, in favor of the Lenders; and

                 WHEREAS, the Lenders and the Company desire that the obligations of the Company to the Lenders under the Credit Agreement be secured by all the Company's assets and property for the ratable benefit of the Lenders;


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                                      - 2 -

                 NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree that the 1993 Security Agreement shall be amended and restated in its entirety to provide as follows:

SECTION 1.  Definitions

         Except for terms defined in this Agreement, including the preamble hereto, the terms used herein shall have the respective meanings provided for in the Credit Agreement:

                 "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter acquired by the Company and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to the Company arising from the sale, lease or exchange of goods or other property and/or the performance of services by it (including any obligation which might be characterized as an account, contract right or general intangible under the UCC) and all the Company's rights in, to and under all purchase orders for goods, services or other property, and all the Company's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to the Company under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of the Company), in each case whether now in existence or hereafter arising or acquired, including the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                 "Collateral" has the meaning set forth in Section 3.

                 "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired, by the Company.

                 "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by the Company, including, without limitation, all motor vehicles, trucks and trailers.

                 "General Intangibles" means all "general intangibles"
         (as defined in the UCC) now owned or hereafter acquired by the Company, including, without limitation, all (a) obligations or indebtedness owing to the Company (other than Accounts) from whatever source arising, (b) patent licenses, patents, trademark licenses, trademarks, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, (c) inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the business of the Company, (d) licenses or user or other agreements granted to the Company with respect to any of the items described in clause (b) or (c) above, (e) information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, catalogs, computer and automatic machinery software and programs and the like pertaining to the business of the Company, (f) field repair data, sales data, and other information relating to sales or service of products now or hereafter manufactured, (g) accounting information and all media in or on which any of the information, knowledge, data or records may be recorded or stored and all computer programs used for the compilation or printout thereof, (h) causes of action, claims and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above and (i) all tax refunds to which the Company is entitled.

                 "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by the Company.

                 "Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by the Company, wherever located, and shall also mean and include, without limitation, all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

                 "Perfection Certificate" means a certificate substantially in the form of Exhibit A hereto, completed with the schedules and attachments contemplated thereby to the satisfaction of the Agent, and duly executed by the chief financial officer of the Company.

                 "Permitted Financing Statements" means any financing statements naming the Company as Debtor filed solely pursuant to Section 9-408 of the UCC.

                 "Permitted Liens" means the Liens on the Collateral permitted to be created, assumed or to exist pursuant to paragraphs of Section
         7.6 of the Credit Agreement.

                 "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including, without limitation, all claims of the Company against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, any condemnation or requisition payments with respect to any Collateral, and any proceeds of any of the foregoing, in each case whether now existing or hereafter arising.

                 "Secured Obligations" means all obligations, whether now existing or hereafter arising, of the Company to the Agent or any Lender under or in connection with the transactions contemplated by the Credit Agreement, whether such obligations are joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including, without limitation, (a) all obligations to pay principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company) with respect to any advance to the Company under the Credit Agreement or the Notes; (b) all obligations with respect to other amounts (including, without limitation, any fees or expenses) payable by the Company under the Credit Agreement, the Notes or any other Loan Document; (c) all obligations with respect to amounts payable by the Company in connection with any Letter of Credit, Banker's Acceptance or FX Contract issued, accepted or entered into for the account of the Company, including without limitation any drawings or payments thereunder or obligations incurred in connection therewith, including all obligations with respect to reimbursement and fees; and
         (d) any renewals, refinancings or extensions of any of the foregoing.

                 "Security Interests" means the security interests granted pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

                 "UCC" means the Uniform Commercial Code in effect on the date hereof in Massachusetts; provided that if, by reason of law, the perfection or effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than Massachusetts, "UCC" means the Uniform Commercial Code in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 2.  Representations and Warranties

         The Company represents and warrants as follows:

         (a) The Company has good title to all of the Collateral, free and clear of any Liens other than Permitted Liens and the Security Interests. The Company has not purchased any Accounts or Chattel Paper except as part of transactions in which the Company acquired substantially all of the business out of which such Accounts and Chattel Paper arose.

         (b) Neither the Company nor its predecessors has performed any acts which might prevent the Agent or the Lenders from enforcing any of the terms of this Agreement or which would limit the Agent or the Lenders in any such enforcement. Other than the Permitted Financing Statements and financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Company) asserting any claim thereto or security interest therein, except that the Agent or its designee may have possession of Collateral as contemplated hereby.

         (c) Prior to the first borrowing under the Credit Agreement, the Company shall deliver the Perfection Certificate to the Agent. The information set forth therein shall be correct and complete. The Agent may, at the expense of the Company, obtain file search reports from the Uniform Commercial Code filing office for each jurisdiction set forth in paragraph 2 to the Perfection Certificate or other evidence satisfactory to the Agent confirming the filing information set forth in such Schedule.

         (d) When UCC financing statements in appropriate form have been filed in the offices specified in the Perfection Certificate to the extent that security interests in the relevant Collateral may be perfected by such filings pursuant to the UCC, the Security Interests shall constitute valid and perfected security interests in the Collateral (except Inventory in transit), in each case prior to all other Liens and rights of others therein, subject only to Permitted Liens.

         (e) Except for the filings referred to in paragraph (d) above, no authorization, approval or other action by, and no notice of filing with, any Governmental Authority that has not been received, taken or made is required (i) for the grant by the Company of the Security Interests or for the execution, delivery or performance of this Agreement by the Company, (ii) for the perfection and maintenance of the Security Interests as first priority security interests and liens, or (iii) for the exercise by the Agent or the Lenders of the rights or the remedies in respect of the Collateral pursuant to this Agreement.

         (f) The Inventory and Equipment are insured in accordance with the requirements of this Security Agreement and the Credit Agreement.

SECTION 3.  The Security Interests

         (a) In order to secure the full and punctual payment of the Secured Obligations in accordance with their respective terms, the Company hereby hypothecates, assigns, pledges and grants to the Agent for the ratable benefit of the Lenders continuing security interests in, and liens on, all right, title and interest of the Company in, to and under the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all such property being collectively referred to as the "Collateral"):

         (i)  Accounts;

         (ii) Inventory;

         (iii) General Intangibles;

         (iv) Documents;

         (v)  Instruments;

         (vi) Equipment;

         (vii) All moneys and property of any kind of the Company in the possession or under the control of the Agent or the Lenders;

         (viii) All books and records (including customer lists, marketing information, credit files, price lists, operating records, vendor and supplier price lists, sales literature, computer programs, printouts and other computer materials and records) of the Company pertaining to any of the Collateral; and

         (ix) All Proceeds of, attachments or accessions to, or substitutions for all or any of the Collateral described in Clauses (i) through (ix) hereof.

         (b) The Security Interests are granted as security only and shall not subject the Agent or the Lenders to, or transfer or in any way affect or modify, any obligation or liability of the Company with respect to any of the Collateral or any related transaction.

SECTION 4.  Further Assurances; Covenants

         The Company covenants as follows:

         (a) The Company will not change (i) the locations of its principal place of business or its chief executive office, (ii) its federal tax identification number, (iii) the locations where it keeps or holds any Collateral or related records from the applicable locations described in the Perfection Certificate, or (iv) its name, identity or corporate structure in any manner, without giving the Agent and the Lenders 30 days' prior written notice thereof. In the event of any such change, the Company shall, at its cost and expense, cooperate with the Agent and the Lenders and cause to be filed or recorded additional financing statements, amendments or supplements to existing financing statements, continuation state-ments or other documents required to be recorded or filed in order to perfect and protect the Security Interests. The Company shall not, in any event, make any such change if such change would cause the Security Interests in any Collateral to lapse or cease to be perfected.

         (b) The Company will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC) that the Agent or the Lenders may from time to time reasonably determine to be necessary or desirable in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interests or to enable the Agent or the Lenders to (i) obtain the full benefits of this Agreement, or (ii) to exercise and enforce any of their rights, powers and remedies hereunder with respect to any of the Collateral. At the Agent's request, the Company will use reasonable efforts to obtain the consent of any Person that is necessary or desirable to effect the pledge hereunder of any right, title, claims and benefits now owned or hereafter acquired by the Company in, to or under any General Intangible. To the extent permitted by law, the Company hereby authorizes the Agent to execute and file financing statements or continuation statements without the Company's signature appearing thereon. The Company agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Company shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

         (c) If any warehouseman, bailee or any of the Company's agents or processors possesses or controls any Collateral, the Company shall, upon the request of the Agent, notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such Collateral for the Agent's account subject to the Agent's instructions.

         (d) The Company shall keep complete and accurate books and records relating to the Collateral, and stamp or otherwise mark them in such manner as the Agent may reasonably request in order to reflect the Security Interests.

         (e) The Company will promptly deliver and pledge each Instrument to the Agent, appropriately endorsed to the Agent without recourse, provided that so long as no Event of Default shall have occurred and be continuing it, the Company may retain for collection in the ordinary course any Instruments it receives in the ordinary course of business and the Agent shall, promptly upon request of the Company, make appropriate arrangements for making any other Instrument pledged by the Company available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Agent, against trust receipt or like document).

         (f) The Company shall use its best efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures and the Company's standard procedures) and apply forthwith upon receipt all such amounts so collected to the outstanding balance of such Account, except that, unless an Event of Default has occurred and is continuing and the Agent is exercising its rights hereunder to collect Accounts, the Company may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time of payment, or settlement for less than the total unpaid balance, which the Company finds appropriate in accordance with prudent business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise, all in accordance with the Company's ordinary course of business consistent with its historical collection practices. The costs and expenses (including, without limitation, attorney's fees) of collection, whether incurred by the Company or the Agent, shall be borne by the Company.

         (g) Upon the occurrence and during the continuance of any Event of Default, upon the request of the Agent, the Company will promptly notify (and the Company hereby authorizes the Agent so to notify) each account debtor in respect of any Account or Instrument that such Collateral has been assigned to the Agent, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent or any designee of the Agent. Following such request of the Agent, the Company shall hold all proceeds from collection of Accounts as trustee for the Agent (without commingling the same with other funds of the Company) and shall turn the same over to the Agent immediately upon receipt in the form received (duly endorsed by the Company to the Agent, if required). The Agent shall apply the proceeds of such collections it receives to the Secured Obligations in accordance with Section 8 of this Agreement. The application of the proceeds of such collections shall be conditional upon the final payment in cash of the items so collected. If any item is not so paid or the Agent is required for any reason to return any payment made, the Agent may reverse any credit given in respect of such item.

         (h) Without the prior written consent of the Agent, the Company will not (a) sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral other than Inventory and obsolete or worn-out property and equipment and, in the case of any such permitted sale or exchange, the Security Interests created hereby in such item (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Agent; or (b) create, incur or suffer to exist any Lien with respect to any Collateral, except for Permitted Liens and the Security Interests.

         (i) The Company will maintain, with financially sound and reputable companies, insurance policies (i) insuring all Inventory and Equipment against loss by fire, explosion, theft and other casualties reasonably satisfactory to the Agent and (ii) insuring the Company and the Agent against liability for personal injury and property damage relating to Inventory and Equipment, such policies to be in such form and amounts and having such coverage as is reasonably satisfactory to the Agent, with losses payable to the Agent as sole loss payee. All such insurance shall (A) provide that no termination, cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, (B) in the case of the policies referenced in clause
(ii) above, name the Agent as additional insured and (C) be otherwise reasonably satisfactory to the Agent.

         (j) The Company will keep each item of Equipment in good order and repair and will not use the same in violation of law or any policy of insurance thereon.

         (k) The Company will, promptly upon request, provide to the Agent all information and evidence it may reasonably request concerning the Collateral (including without limitation, the names, addresses, face value, and date of invoices for each debtor obligated on each Account) to enable the Agent to enforce the provisions of this Agreement.

SECTION 5.  General Authority

         The Company hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Company, the Agent, or otherwise, for the sole use and benefit of the Agent, but at the Company's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

                          (a) to endorse the Company's name on any checks,
                 notes, acceptances, money orders, drafts, filings or other forms of payment or security that may come into the Agent's possession,

                          (b) to demand, sue for, collect, receive and give
                 acquittance for any and all monies due or to become due thereon or by virtue thereof,

                          (c) to settle, compromise, compound, prosecute or
                 defend any action or proceeding with respect thereto,

                          (d) to sell, transfer, assign or otherwise deal in or
                 with the same or the proceeds or avails thereof, as fully and effectively as if the Agent were the absolute owner, and

                          (e) to extend the time of payment thereof and to make
                 any allowance and other adjustments with reference thereto;

provided that the Agent shall give the Company not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Company agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

SECTION 6.  Remedies upon Event of Default

         (a) If any Event of Default has occurred and is continuing, the Agent may exercise all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by law, sell any and all of the Collateral at public or private sale, for cash, upon credit or for future delivery, and at such prices as the Agent may deem satisfactory. The Agent may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Company will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Company. The Company, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section
5 shall (i) in case of a public sale, state the time and place fixed for such sale, and (ii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time(s) within ordinary business hours and at such places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         (b) For the purpose of enforcing its rights and remedies under this Agreement, the Agent may (i) require the Company to, and the Company agrees that it will, at its expense and upon the request of the Agent, forthwith assemble all or any part of the Collateral as directed by the Agent and make it available at a place designated by the Agent which is, in its opinion, reasonably convenient to the Agent, whether at the premises of the Company or otherwise,
(ii) to the extent permitted by law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Company's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Company, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Agent deems appropriate to preserve and enhance its value and, in connection with such preparation and disposition, use, as a licensee (or if no decline in the value of the Collateral would result, otherwise) without charge any trademark, trade name, copyright, patent or technical process used by the Company.

SECTION 7.  Limitation on Duty of Agent in Respect of Collateral.

         Beyond the safe custody thereof in accordance with law, the Agent shall have no duty as to any Collateral in the possession or control of the Agent or any agent or bailee, or any income thereon, or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which it accords its own property of like nature, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith and in the absence of gross negligence.

SECTION 8.  Application of Proceeds

         Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Agent in the following order of priorities:

                 first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Agent and its agents and counsel in connection therewith, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent is to be reimbursed pursuant to the Credit Agreement or otherwise and unpaid fees owing to the Agent under the Credit Agreement or otherwise;

                 second, to the ratable payment to the Lenders of accrued but unpaid interest on the Secured Obligations;

                 third, to the ratable payment to the Lenders of unpaid principal of the Secured Obligations;

                 fourth, to the ratable payment to the Lenders of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

                 finally, to payment to the Company or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Agent may make distributions hereunder in cash or in kind or in any combination thereof.

SECTION 9.  Expenses

         In the event that the Company fails to comply with the provisions of the Credit Agreement or this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Agent may effect such compliance on behalf of the Company, and the Company shall reimburse the Agent for the costs thereof within two Business Days of demand therefor. All insurance expenses and all reasonable expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of the sale or other disposition thereof, shall be borne by the Company; and if the Company fails to promptly pay any portion thereof when due, the Agent may, at its option, but shall not be required to, pay the same and charge the Company's account therefor, and the Company agrees to reimburse the Agent therefor on demand. All sums so paid or incurred by the Agent for any of the foregoing and any and all other sums for which the Company may become liable hereunder and all reasonable costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by the Agent in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to advances made under the Credit Agreement, be additional Secured Obligations hereunder.

SECTION 10.  Termination of Security Interests

         Upon the indefeasible payment in full of all Secured Obligations and the termination of the Line of Credit Commitments, the Security Interests shall terminate and all rights to the Collateral shall revert to the Company, and this Security Agreement shall terminate and no longer be of any force and effect.

SECTION 11.  Notices

         All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the Credit Agreement.

SECTION 12.  Waivers, Non-Exclusive Remedies

         No failure on the part of the Agent or the Lenders to exercise, and no delay in exercising and no course of dealing with respect to, any right under the Credit Agreement or this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under the Credit Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.

SECTION 13.  Successors and Assigns

         This Agreement is for the benefit of the Agent, the Lenders and their respective successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Company and its successors and assigns.

SECTION 14.  Changes in Writing

         Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Company and the Agent.

SECTION 15.  MASSACHUSETTS LAW

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

SECTION 16.  Severability

         If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 17.  Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                MICROCOM, INC.


                                                By:_____________________________
                                                Name:
                                                Title:

                                                SILICON VALLEY BANK, as Agent


                                                By:_____________________________
                                                Name:
                                                Title:


                                                SILICON VALLEY BANK, as Lender


                                                By:_____________________________
                                                Name:
                                                Title:


                                                BAYBANK, as Lender


                                                By:_____________________________
                                                Name:
                                                Title:

                                   EXHIBIT A


                             PERFECTION CERTIFICATE
                                       OF
                                 MICROCOM, INC.

         The undersigned, the chief financial officer of Microcom, Inc., a Massachusetts corporation (the "Company"), hereby certifies to Silicon Valley Bank (the "Bank") as Agent in connection with the Amended and Restated Security Agreement dated as of March 22, 1995 among the Company and the Bank and BayBank (the terms defined therein being used herein as therein defined) as follows:

         18. Names. (a) The exact corporate name of the Company as it appears in its certificate of incorporation is as follows:

                                 Microcom, Inc.


                 (b) Set forth below is each other corporate name the Company has had since its organization, together with the date of the relevant change:

                 No other corporate name since date of incorporation



                 (c) Set forth below is a description of each change by the Company of its identity or corporate structure in any way within the past five years:

         HJC Software, Inc., a wholly-owned subsidiary of Microcom, Inc. was merged with and into Microcom, Inc. on April 5, 1991. Relay Communications, Inc., a wholly-owned subsidiary of Microcom, Inc., was merged with and into Microcom, Inc. on May 15, 1989. Meridian Technology, Inc., a wholly-owned subsidiary of Microcom, Inc., was merged with and into Microcom, Inc. on May 15, 1989.




                 (d) The following is a list of all other names (including trade names or similar appellations) used by the Company or any of its divisions or other business units at any time during the past five years:

         MNP Sales Co. (trade name used in certain states in the U.S.) HJC Software, Inc. former subsidiary)
         Relay Communications, Inc. (former subsidiary)
         Meridian Technology, Inc. (former subsidiary)


                 (e) The Federal tax identification number of the Company is as follows:

                                   04-2710644

         19. Current Locations. (a) The chief executive office of the Company is located at the following address:

                          500 River Ridge Drive, Norwood, MA 02062-5028

                 (b) The following are all the locations where the Company maintains any books or records relating to any Accounts:


                                           Mailing
Name                                       Address                    City             State
- ----                                       -------                    ----             -----
Microcom, Inc.                    500 River Ridge Drive             Norwood              MA


                 (c) The following are all the locations where significant amounts of Equipment and Inventory of the Company are located:


                                           Mailing
Name                                       Address                     City            State
- ----                                       -------                     ----            -----
Vtech Communications Ltd.         Sam Tuen Management Zone
                                  Hou Jie District, Dongvan         Guangdong            China

Microcom, Inc.                    500 River Ridge Drive             Norwood              MA

MNP Hong Kong                     57 Ting Kok Rd., N.T.,            Hong Kong

H&M Metals                        Columbia Drive                    Amherst              NH

Omni Resources Group              50 Howe Avenue                    Millbury             MA

Flextronics                       SON BHD, Lot PLO #37
                                  Dirizak, Jalan Kawasan
                                  Perindustrian                     Senai, J.B.          Malaysia

Road Air Transport                Borchwert 22
                                  4074 R Groosendaal                                     The Netherlands

                 (d) The following are all the places of business of the Company not identified above; in no case are books and records of the Company concerning its Accounts maintained at such locations and the aggregate value of any Inventory or Equipment at such places of business does not exceed $20,000 per location.


                                           Mailing


                 Name                      Address                     City            State
                 ----                      -------                     ----            -----




See Attachment A hereto showing other places of business of Microcom, Inc.


         20. Prior Locations. Set forth below is the information required by subparagraphs (a) and (b) of paragraph 2 with respect to each other location or place of business maintained by the Company at any time during the past five years:

                          1400 Providence Highway
                          Norwood, MA  02062-5078

         21. Unusual Transactions. All Accounts have been originated by the Company and all Equipment has been acquired by the Company in the ordinary course of its business.

         22. File Search Reports. Attached hereto as Schedule A is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction specified by the Bank and under such names as the Bank has identified. Attached hereto as Schedule B is a true copy of each financing statement or other filing identified in such file search reports. To the best knowledge of the Company, no other financing statements have been filed listing the Company as a debtor and no such filings are pending except in favor of the Bank.

         23. Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule C hereto has been delivered to the Bank for filing in the Uniform Commercial Code filing office in each jurisdiction requested by the Bank.

         24. Filing Fees. The Company agrees to pay all filing fees and taxes payable in connection with the filings described in paragraph 6 above, together with the costs of all UCC search reports.

         IN WITNESS WHEREOF, I have hereunto set my hand this __ day of ___________, 199_.


                                                     ___________________________
                                                     Name:______________________
                                                     Title:_____________________